UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2017

Nuvectra Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37525	30-0513847
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5830 Granite Parkway, Suite 1100,

Plano, Texas 75024

(Address of principal executive offices, including zip code)

(214) 474-3103

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Effective February 14, 2017, Nuvectra Corporation, Algostim LLC, Pelvistim LLC and Neuronexus Technologies, Inc. (collectively, “Nuvectra”) entered into a First Amendment to its Loan and Security Agreement (the “Amendment”) with Oxford Finance LLC and Silicon Valley Bank (the “Lenders”). Pursuant to the Amendment, Nuvectra has extended the availability of its final two tranches of its credit facility by six months each and has extended and its interest-only period for Term Loan A by an additional three months if Term Loan B is not funded.

Under the revised terms of the Amendment, Term Loan B is now available for draw June 30, 2017 through December 31, 2017 and Term Loan C is now available for draw December 31, 2017 through June 30, 2018.

Under the revised terms of the Amendment, Nuvectra pays monthly accrued interest only on Term Loan A until January 1, 2018 (or April 1, 2018 if the Term Loan B Commitment is funded), and thereafter the Company will pay monthly accrued interest on Term Loan A plus equal payments of principal for 33 months (or 30 months if the Term Loan B Commitment is funded). In connection with the Amendment, Nuvectra also paid an amendment fee of $25,000 plus expenses of the Lenders.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 10.1 to this Current Report and incorporated by reference into this Item 1.01.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

10.1

First Amendment to Loan and Security Agreement, dated February 14, 2017, among Nuvectra Corporation, Algostim LLC, Pelvistim LLC, Neuronexus Technologies, Inc. and Oxford Finance LLC and Silicon Valley Bank.

99.1	Press Release, dated February 14, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

February 14, 2017	NUVECTRA CORPORATION

	By:	/s/ Walter Z. Berger
	Name:	Walter Z. Berger
	Title:	Chief Operating Officer and Chief Financial Officer